Exhibit 10.3

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 26, 2010, by and among, OXFORD FINANCE CORPORATION (“Lender”) and SCIENT’X USA, INC., a Florida corporation (“Borrower”).

RECITALS

A. Lender and Borrower have entered into that certain Loan and Security Agreement dated as of May 29, 2009 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain Consent and First Loan Modification Agreement dated as of November 4, 2009 (the “First Consent”), that certain Consent and Waiver Agreement dated as of December 15, 2009 and that certain Consent and Waiver Agreement dated as of March 26, 2010 (the “Second Consent”), collectively, the “Loan Agreement”).

B. Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Lender make certain revisions to the Loan Agreement as more fully set forth herein.

D. Lender has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Except as set forth herein, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Section 2.2(c) (360-Day Year). Section 2.2(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c) 360-Day Year. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.”

2.2 Section 6.6 (Operating Accounts). New subsection (c) hereby is added to Section 6.6 of the Loan Agreement, to read as follows:

“(c) Notwithstanding the foregoing, Borrower shall, within sixty (60) days of the Second Amendment Date, close all accounts not presently maintained with SVB (and, at the same time, provide SVB evidence of the same in form and content reasonably acceptable to SVB) and transfer all deposits therein to accounts to be opened and at all times thereafter maintained with SVB; provided that Borrower may maintain its lock box account outside of SVB for a period not to exceed ninety (90) days from the Second Amendment Date, provided such lock box account is, during such interim period, subject to a control agreement in form and content reasonably acceptable to Lender.”

2.3 Section 6.7 (Performance to Plan). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Intentionally Omitted.”

2.4 Section 8.6 (Other Agreements). The following phrase hereby is added to the end of Section 8.6 of the Loan Agreement, to read as follows:

“or, if there is an Event of Default under and as defined in the Alphatec Loan Agreement;”

2.5 Section 13 (Definitions). The following terms and their respective definitions hereby are added to, or amended in, Section 13.1 of the Loan Agreement:

“Alphatec Loan Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Date, by and among Lender, SVB and Alphatec Holdings, Inc. and Alphatec Spine, Inc.

“Final Payment” means a fee (in addition to and not a substitution for any other payment due hereunder) equal to Five Hundred Eleven Thousand Nine Hundred Ninety-Seven Dollars and 91/100 ($511,997.91) [provided the Second Amendment Date is on or prior to March 31, 2010; otherwise the foregoing sum will be recalculated by Lender].

“Second Amendment Date” is March 26, 2010.

“SVB” means Silicon Valley Bank.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) except for the Events of Default addressed by the First Consent, no Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; Borrower is authorized to do business in each jurisdiction in which it is qualified to do and/or doing business;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment, the Loan Documents and the Second Consent represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into this Amendment, the Loan Documents and the Second Consent.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Perfection Certificates. Borrower shall deliver to Lender, by June 1, 2010, Perfection Certificates, in form and content reasonably acceptable to Lender, from each of Scient’x, S.A., Scient’x Groupe, S.A.S., Surgiview, S.A.S. and, Scient’x (UK) Limited (except with respect to any such entity which, with the consent of Lender, is dissolved prior thereto).

8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Lender of this Amendment by each party hereto; (b) consummation of the Acquisition, as defined in the Second Consent; (c) the due execution and delivery to Lender, by (i) Alphatec Holdings, Inc., of that certain (a) Unconditional Guaranty and that certain Security Agreement, guarantying all of Borrower’s Obligations under the Loan Agreement; and (b) Private Deed of Pledge (together with a Consent to Pledge) with respect to Holdings’ interest in Alphatec Holdings International C.V. (“Alphatec CV”); (ii) Alphatec CV of that certain Private Deed of Pledge (together with a Consent to Pledge) with respect to Cooperatie Alphatec Holdings Europa U.A. (“Coop NE”); (iii) Coop NE of those certain Securities Account Pledge Agreements with respect to Scient’x, S.A. and Scient’x Groupe, S.A.S.; (iv) Borrower of a Perfection Certificate, in form and content reasonably acceptable to Lender; and (v) Alphatec Spine, Inc., of that certain Unconditional Guaranty and that certain Security Agreement, guarantying all of Borrower’s Obligations under the Loan Agreement; (d) Lender’s receipt of all Lender Expenses incurred through the date hereof, including without limitation all attorneys’ fees incurred by Lender through the date hereof; and (e) the completion of such other matters as Lender reasonably deems necessary.

9. Governing Law. New York law governs this Amendment without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in the Borough of Manhattan, New York; provided, however, that nothing in this Amendment shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower waives personal service of the summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER		BORROWER

Oxford Finance Corporation, as Lender		Scient’x USA, Inc., as Borrower

By:	/s/ Tim Lex	By:	/s/ Oliver Burckhardt
Name:	Tim Lex	Name:	Oliver Burckhardt
Title:	COO	Title:	President and CEO